 EXHIBIT 32.2

Certification by the Chief Financial Officer

of

Boardwalk GP, LLC

pursuant to 18 U.S.C. Section 1350

(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

                Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Boardwalk GP, LLC hereby certifies, to such officer's knowledge, that the quarterly report on Form 10-Q for the period ended March 31, 2008, (the "Report") of Boardwalk Pipeline Partners, LP (the "Partnership") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

April 29, 2008

/s/  Jamie L. Buskill

Jamie L. Buskill

Senior Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer)